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                                                        EXHIBIT 23.B

[NSA NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]




           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------



We hereby consent to the incorporation by reference into this Registration Statement on Form S-4 of El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation, and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 2000, 2001, and 2002, each of which is included in the Annual Report on Form 10-K of El Paso Energy Partners, L.P. for the year ended December 31, 2002. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ Frederic D. Sewell
                                            ------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer



Dallas, Texas
April 23, 2003